SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2007

R. R. DONNELLEY & SONS COMPANY

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-4694	36-1004130
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 South Wacker Drive, Chicago, Illinois		60606
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 326-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On May 1, 2007, R.R. Donnelley & Sons Company (the "Company") issued a press release reporting the Company’s results for the first quarter ended March 31, 2007.

Information in this Item 2.02 and Exhibit 99.1 of Item 9.01 below shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, or the Exchange Act except as otherwise expressly stated in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) As previously reported in the Company's Current Report on Form 8-K dated March 19, 2007 and filed on March 23, 2007, on March 19, 2007, the Company announced that Mark A. Angelson, Chief Executive Officer and a director, advised the Board of Directors (the "Board") of his decision to retire from the Company following an orderly transition. Mr. Angelson's retirement from such positions became effective on April 30, 2007.

(c) Upon Mr. Angelson's retirement, Thomas J. Quinlan, III assumed the positions of President and Chief Executive Officer of the Company and will continue, until a replacement is named, as Chief Financial Officer of the Company. The Board also appointed Mr. Quinlan a director of the Company effective upon Mr. Angelson's retirement and in connection therewith Mr. Quinlan and the Company entered into an indemnification agreement in the form previously filed by the Company. In addition, upon Mr. Angelson's retirement John R. Paloian assumed the position of Chief Operating Officer of the Company.

(f) In connection with his assumption of the positions described above, Mr. Quinlan entered into a new employment agreement (the "Employment Agreement") with the Company.

Under the terms of the Employment Agreement:

—	Mr. Quinlan's base salary was increased to $900,000 per year; and

—	Mr. Quinlan will be eligible to receive an annual bonus with a target bonus opportunity of 150% of base salary.

The Employment Agreement provides that if the Company terminates Mr. Quinlan's employment without Cause (as defined in the Employment Agreement) or Mr. Quinlan terminates his employment for Good Reason (as defined in the Employment Agreement):

—	the Company will pay Mr. Quinlan an amount equal to 200% of his base salary and target annual bonus over a period of 24 months;

—	Mr. Quinlan will be entitled to continuation of all benefits for 24 months; and

—	all outstanding equity grants previously issued to Mr. Quinlan will vest 100% as of the date of termination, except that performance awards will vest in accordance with their terms.

The Employment Agreement further provides that if, following a Change in Control (as defined in the Employment Agreement), the Company terminates Mr. Quinlan's employment without Cause or Mr. Quinlan terminates his employment for Good Reason:

—	the Company will pay Mr. Quinlan an amount equal to 300% of his base salary and target annual bonus in a lump sum;

—	Mr. Quinlan will be entitled to continuation of all benefits for 36 months;

—	Mr. Quinlan will be entitled to additional tax gross-up payments if applicable;

—	all outstanding equity grants previously issued to Mr. Quinlan will vest 100% as of the date of termination, except that performance awards will vest in accordance with their terms; and

—	Mr. Quinlan will be entitled to a pro rata bonus for the year in which the termination occurs.

Mr. Paloian's salary was also increased to $700,000 per year in connection with his assumption of the position of Chief Operating Officer of the Company.

Item 9.01. Financial Statements and Exhibits

10.1	Employment Agreement between Thomas J. Quinlan III and the Company amended and restated as of April 30, 2007.

99.1	Press Release issued by R.R. Donnelley & Sons Company on May 1, 2007 reporting results for the first quarter ended March 31, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

R. R. DONNELLEY & SONS COMPANY

Date: May 1, 2007

	By:	/S/ SUZANNE S. BETTMAN
Suzanne S. Bettman
Executive Vice President, General Counsel & Secretary

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement between Thomas J. Quinlan III and the Company amended and restated as of April 30, 2007.

99.1	Press Release issued by R.R. Donnelley & Sons Company on May 1, 2007 reporting results for the first quarter ended March 31, 2007.

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